Exhibit 99.1
L BRANDS REPORTS FOURTH QUARTER AND FULL-YEAR
2019 EARNINGS
- BATH & BODY WORKS REPORTS RECORD FOURTH QUARTER
AND FULL-YEAR RESULTS -

- L BRANDS PROVIDES FIRST QUARTER 2020 GUIDANCE -

Columbus, Ohio, Feb. 26, 2020 - L Brands, Inc. (NYSE: LB) today reported 2019 fourth quarter and full-year results.

Fourth Quarter Results
The company reported a loss per share of $0.70 for the fourth quarter ended Feb. 1, 2020, compared to earnings per share of $1.94 for the quarter ended Feb. 2, 2019. Fourth quarter operating income was $81.7 million compared to operating income of $799.4 million last year, and the net loss was $192.3 million compared to net income of $540.1 million last year.

Reported results above include the following significant items:

In 2019:

•	Pre-tax, non-cash impairment charges of $725.0 million ($2.58 per share) related to Victoria’s Secret goodwill and store-related assets.

In 2018:

•	A pre-tax charge, principally non-cash, related to the sale of La Senza of $99.2 million ($0.20 per share).

Excluding the above charges, adjusted fourth quarter earnings per share were $1.88 compared to $2.14 last year, adjusted operating income was $806.7 million compared to $898.7 million last year, and adjusted net income was $523.7 million compared to $595.2 million last year.

The company reported net sales of $4.707 billion for the fourth quarter ended Feb. 1, 2020, compared to net sales of $4.852 billion for the fourth quarter ended Feb. 2, 2019. Comparable sales decreased 2 percent for the fourth quarter ended Feb. 1, 2020.

Full-Year Results
The company reported a loss per share of $1.33 for the year ended Feb. 1, 2020, compared to earnings per share of $2.31 for the year ended Feb. 2, 2019. Full-year operating income was $258.4 million compared to operating income of $1.237 billion last year, and the net loss was $366.4 million compared to net income of $643.9 million last year.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Excluding significant items, adjusted full-year earnings per share were $2.29 compared to $2.82 last year; adjusted operating income was $1.231 billion compared to $1.437 billion last year; and adjusted net income was $637.3 million compared to $786.7 million last year.

Net sales were $12.914 billion for the year ended Feb. 1, 2020, compared to $13.237 billion for the year ended Feb. 2, 2019. Comparable sales decreased 1 percent for the year ended Feb. 1, 2020.

The Bath & Body Works business reported record results for the fourth quarter and full-year 2019. For the year, Bath & Body Works North America segment comparable sales increased 10 percent, including a 5 percent increase in stores and a 32 percent increase in the direct business. Sales increased 12 percent to $5.170 billion and operating income increased 11 percent to $1.191 billion.

In the Victoria’s Secret North America segment, sales for the full year declined 8 percent to $6.805 billion, on a comparable sales decline of 7 percent. The full-year reported operating loss, which includes significant items of $730.7 million in non-cash impairment charges, was $616.1 million.

At the conclusion of this press release is a reconciliation of reported-to-adjusted results, including a description of the significant items.

Transformative Transaction with Sycamore Partners
As previously announced on February 20, 2020, L Brands and Sycamore Partners, a private equity firm specializing in consumer and retail investments, entered into a definitive agreement that is intended to deliver long-term value to L Brands shareholders by positioning Bath & Body Works as a highly profitable, standalone public company and separating Victoria’s Secret Lingerie, Victoria’s Secret Beauty and PINK (collectively, Victoria’s Secret) into a privately-held entity focused on reinvigorating its market-leading businesses and returning them to historic levels of profitability and growth. Under the terms of the transaction, and after taking into account certain liabilities, Sycamore will purchase a 55% interest in Victoria’s Secret for approximately $525 million. L Brands will retain a 45% stake in Victoria’s Secret to enable its shareholders to meaningfully participate in the upside potential of these businesses. The transaction is the result of a comprehensive review of a broad range of options undertaken by the board of directors, with input from outside financial advisors, designed to best position the company’s brands for long-term success and drive shareholder value. The transaction is expected to close in the second quarter 2020.

First Quarter 2020 Outlook
The company currently expects a 2020 first quarter adjusted loss per share of about $0.05. The company will not provide guidance for the full year at this time due to the pending transaction with Sycamore Partners, but the company’s guidance for the first quarter 2020 includes the Victoria’s Secret business.

Earnings Call and Additional Information
Additional fourth quarter financial information, including management commentary, is currently available at www.LB.com.  L Brands will conduct its fourth quarter earnings call at 9:00 a.m. Eastern on Feb. 27.  To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978); conference ID 6695987.  For an audio replay, call 1-855-859-2056 (international replay number: 1-404-537-3406); conference ID 6695987 or log onto www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,920 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•
the risk that the transactions contemplated by the Transaction Agreement dated as of Feb. 20, 2020 between the company and SP VS Buyer LP (the “Transaction”) is not consummated, including the risk that required regulatory approvals for the Transaction may not be obtained;

•	diversion of our management’s attention away from other business concerns due to the Transaction;

•	the ongoing obligations of the company in connection with the Transaction;

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	shareholder activism matters;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	liabilities arising from divested businesses;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FOURTH QUARTER 2019

Comparable Sales Increase (Decrease) (Stores and Direct):

	Fourth Quarter	Fourth Quarter	Year	Year
	2019	2018	2019	2018
Victoria's Secret[1]	(10%)	(3%)	(7%)	(2%)
Bath & Body Works[1]	10%	12%	10%	11%
L Brands[2]	(2%)	3%	(1%)	3%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Fourth Quarter	Fourth Quarter	Year	Year
	2019	2018	2019	2018
Victoria's Secret[1]	(10%)	(7%)	(9%)	(6%)
Bath & Body Works[1]	5%	8%	5%	8%
L Brands[2]	(4%)	(1%)	(3%)	(1%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	Fourth Quarter	Fourth Quarter	Year	Year
	2019	2018	2019	2018
Victoria's Secret[1]	$1,649.3	$1,849.3	$5,111.5	$5,627.9
Victoria's Secret Direct	626.5	682.5	1,693.0	1,747.0
Total Victoria's Secret	$2,275.8	$2,531.8	$6,804.5	$7,374.9

Bath & Body Works[1]	$1,744.0	$1,626.1	$4,212.4	$3,907.2
Bath & Body Works Direct	430.8	324.7	958.1	723.8
Total Bath & Body Works	$2,174.8	$1,950.8	$5,170.5	$4,631.0

VS & BBW International[2]	$177.1	$190.7	$600.0	$605.3
Other	$79.4	$179.0	$339.2	$625.7
L Brands	$4,707.1	$4,852.3	$12,914.2	$13,236.9

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, direct sales in China, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/2/19	Opened	Closed	at 2/1/20
Victoria's Secret U.S.	957	4	(52)	909
PINK U.S.	141	3	—	144
Victoria's Secret Canada	39	—	(6)	33
PINK Canada	6	—	(1)	5
Total Victoria's Secret	1,143	7	(59)	1,091

Bath & Body Works U.S.	1,619	38	(20)	1,637
Bath & Body Works Canada	102	1	(1)	102
Total Bath & Body Works	1,721	39	(21)	1,739

Victoria's Secret U.K./Ireland	21	—	—	21
PINK U.K.	5	—	—	5
Victoria's Secret Beauty and Accessories	38	10	(7)	41
Victoria's Secret Greater China	15	8	—	23
Total International	79	18	(7)	90
Total L Brands Stores	2,943	64	(87)	2,920

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/2/19	Opened	Closed	at 2/1/20
Victoria's Secret Beauty & Accessories - Travel Retail	164	15	(26)	153
Bath & Body Works - Travel Retail	12	4	—	16
Victoria's Secret Beauty & Accessories	219	9	(21)	207
Victoria's Secret	47	25	—	72
PINK	9	3	—	12
Bath & Body Works	223	43	(4)	262
Total	674	99	(51)	722

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED FEBRUARY 1, 2020 AND FEBRUARY 2, 2019
(Unaudited)
(In thousands except per share amounts)
	2019	2018
Net Sales	$4,707,141	$4,852,309
Costs of Goods Sold, Buying and Occupancy	(2,913,454)	(2,884,629)
Gross Profit	1,793,687	1,967,680
General, Administrative and Store Operating Expenses	(1,022,397)	(1,068,990)
Impairment of Victoria's Secret Goodwill	(689,576)	—
Loss on Divestiture of La Senza	—	(99,242)
Operating Income	81,714	799,448
Interest Expense	(91,977)	(92,812)
Other Income	3,720	4,390
Income (Loss) Before Income Taxes	(6,543)	711,026
Provision for Income Taxes	185,712	170,944
Net Income (Loss)	$(192,255)	$540,082

Net Income (Loss) Per Diluted Share	$(0.70)	$1.94

Weighted Average Shares Outstanding	276,477	277,935

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
FIFTY-TWO WEEKS ENDED FEBRUARY 1, 2020 AND FEBRUARY 2, 2019
(Unaudited)
(In thousands except per share amounts)
	2019	2018
Net Sales	$12,914,236	$13,236,878
Costs of Goods Sold, Buying and Occupancy	(8,463,793)	(8,338,071)
Gross Profit	4,450,443	4,898,807
General, Administrative and Store Operating Expenses	(3,471,946)	(3,562,778)
Impairment of Victoria's Secret Goodwill	(720,051)	—
Loss on Divestiture of La Senza	—	(99,242)
Operating Income	258,446	1,236,787
Interest Expense	(378,082)	(384,728)
Other Income (Loss)	(61,830)	5,124
Income (Loss) Before Income Taxes	(181,466)	857,183
Provision for Income Taxes	184,930	213,300
Net Income (Loss)	$(366,396)	$643,883

Net Income (Loss) Per Diluted Share	$(1.33)	$2.31

Weighted Average Shares Outstanding	276,163	278,840

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Fourth Quarter		Year-to-Date
	2019	2018	2019	2018
Details of Special Items - Income (Expense)
Impairment of Victoria's Secret Goodwill	$(689,576)	$—	$(720,051)	$—
Victoria's Secret Store-Related Asset Impairment	(35,384)	—	(252,442)	(80,878)
Henri Bendel Closure Costs	—	—	—	(20,310)
Loss on Divestiture of La Senza	—	(99,242)	—	(99,242)
Special Items included in Operating Income	(724,960)	(99,242)	(972,493)	(200,430)
La Senza Charges	—	—	(37,217)	—
Loss on Extinguishment of Debt	—	—	(39,564)	—
Special Items included in Other Income (Loss)	—	—	(76,781)	—
Tax Effect of Special Items included in Operating Income and Other Income (Loss)	8,997	44,117	45,544	57,580
Special Items included in Net Income (Loss)	$(715,963)	$(55,125)	$(1,003,730)	$(142,850)
Special Items included in Earnings (Loss) Per Diluted Share	$(2.58)	$(0.20)	$(3.62)	$(0.51)

Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$81,714	$799,448	$258,446	$1,236,787
Special Items included in Operating Income	724,960	99,242	972,493	200,430
Adjusted Operating Income	$806,674	$898,690	$1,230,939	$1,437,217

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income
Reported Net Income (Loss)	$(192,255)	$540,082	$(366,396)	$643,883
Special Items included in Net Income (Loss)	715,963	55,125	1,003,730	142,850
Adjusted Net Income	$523,708	$595,207	$637,334	$786,733

Reconciliation of Reported Earnings (Loss) Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings (Loss) Per Diluted Share	$(0.70)	$1.94	$(1.33)	$2.31
Special Items included in Earnings (Loss) Per Diluted Share	2.58	0.20	3.62	0.51
Adjusted Earnings Per Diluted Share	$1.88	$2.14	$2.29	$2.82

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2019

In the fourth quarter of 2019, adjusted results exclude the following:

•	A $689.6 million charge ($686.4 million net of tax of $3.2 million) related to the impairment of Victoria’s Secret goodwill.

•	A $35.4 million charge ($29.5 million net of tax of $5.8 million), included in buying and occupancy expenses, related to the impairment of Victoria’s Secret store-related assets.

In the third quarter of 2019, adjusted results exclude the following:

•	A $217.1 million charge ($199.6 million net of tax of $17.5 million), included in buying and occupancy expenses, related to the impairment of Victoria’s Secret store-related assets.

•	A $30.5 million charge (no tax impact) related to the impairment of Victoria’s Secret goodwill.

•
A $37.2 million charge ($27.7 million net of tax of $9.5 million), included in other income (loss), to increase reserves related to ongoing guarantees for the La Senza business which was sold in the fourth quarter of 2018.

In the second quarter of 2019, adjusted results exclude the following:

•
A $39.6 million pre-tax loss ($30.0 million net of tax of $9.5 million), included in other income (loss), associated with the early extinguishment of $764 million in outstanding notes maturing between 2020 and 2022 through the issuance of $500 million of new notes maturing in 2029 and the use of $315 million in cash, lowering total debt by $264 million.

In the first quarter of 2019, there were no adjustments to results.

Fiscal 2018

In the fourth quarter of 2018, adjusted results exclude the following:

•	A $99.2 million ($55.1 million net of tax of $44.1 million) loss on the sale of La Senza to an affiliate of Regent LP.

In the third quarter of 2018, adjusted results exclude the following:

•	An $80.9 million charge ($72.7 million net of tax of $8.2 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret store-related assets.

•
$20.3 million ($15.0 million net of tax of $5.3 million) of Henri Bendel closure costs, included in buying and occupancy expenses ($13.8 million) and general, administrative and store operating expenses ($6.5 million).

In the first and second quarter of 2018, there were no adjustments to results.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com